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                              ASSIGNMENT AGREEMENT

                                     between

                             BANKERS TRUST COMPANY,
                      as Trustee of the National Financial
                          Auto Receivables Master Trust

                                       and

                    NATIONAL FINANCIAL AUTO FUNDING TRUST II


                              _____________________

                          Dated as of October 21, 1996


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                              ASSIGNMENT AGREEMENT

            ASSIGNMENT AGREEMENT, dated as of October 21, 1996, by and between NATIONAL FINANCIAL AUTO FUNDING TRUST II, a Delaware business trust ("Funding Trust II") and BANKERS TRUST COMPANY ("Bankers Trust" or the "Trustee"), not in its individual capacity but solely as Trustee of the National Financial Auto Receivables Master Trust (the "Master Trust") under the Pooling and Administration Agreement, dated as of December 8, 1994 (the "Pooling and Administration Agreement"), among Funding Trust II, as Transferor, National Auto Finance Company L.P. ("NAFCO"), as Administrator, and Bankers Trust Company, as Trustee.

                              W I T N E S S E T H:

            In consideration of the mutual covenants herein contained, Funding Trust II and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Incorporation of Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Administration Agreement.

            1.2 Other Definitions. When used in this Agreement, the following words and phrases shall have the following meanings:

            Cut-off Date: As defined in Section 2.1.

            Closing Date: means November 13, 1996.

            Outstanding Principal Balance: As of any date and with respect to any Receivable, the outstanding principal balance of such Receivable as of such date, which shall be computed by reducing the original principal balance of such Receivable by the principal portion of each payment received and processed by the Servicer on or before such date.

            Purchase Price: As defined in Section 2.1.

            Receivable Assets: The assets described in clauses (i) through
(vii), inclusive, of subsection 2.1 hereof.

            Related Security: means, with respect to any Receivable, the interest of the Seller in (i) the security interest in the Financed Vehicles granted by the Obligors of the Receivables and any accessions thereto and (ii) physical damage, credit life, credit disability or other


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insurance policies covering Financed Vehicles or Obligors (including any blanket vendor's single interest insurance policy).

            Receivables Schedule: The schedule of Receivables attached as
Schedule 1 hereto, such schedule identifying each Receivable by name of the Obligor and setting forth as to each Receivable its Outstanding Principal Balance as of the Cut-off Date, loan number, interest rate, scheduled monthly payment of principal and interest, final maturity date and original principal amount.

                                   ARTICLE II

                                PURCHASE AND SALE

            2.1 Purchase. Subject to and on the terms and conditions set forth herein, the Trustee hereby sells, transfers, conveys and assigns, on behalf of the Master Trust, without representation, warranty or recourse, except as specifically set forth herein all of its right, title and interest in and to (i) the Receivables identified on the Receivables Schedule attached hereto as
Schedule I, (ii) all monies paid or payable thereunder on or after October 21, 1996 (the "Cutoff Date"), (iii) the Related Security with respect to each such Receivable, (iv) all proceeds of the foregoing, including all Collections or Related Security with respect to such Receivables, or other recoveries applied to repay or discharge any such Receivable received on or after the Cutoff Date (including net proceeds of sale or other disposition of repossessed Financed Vehicles that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables, (v) all of its right, title and interest in the Seller Transaction Documents, (vi) all Records relating to any of the foregoing,
(vii) any other Trust Assets relating to the Receivables Assets and (viii) the proceeds of the foregoing. Funding Trust II agrees to pay to the Trustee on the Closing Date as the purchase price (the "Purchase Price") for the Receivable Assets sold hereunder on such date an amount equal to 100% of the aggregate Outstanding Principal Balance of the Receivables as of the Cut-off Date in immediately available funds to an account at a bank designated by the Trustee to Funding Trust II.

            2.2 Filings. (a) On or prior to the Closing Date, the Trustee shall have filed in the office of the Secretary of State of New York, the office of the Secretary of State of Florida and the office of the Secretary of State of Delaware, a UCC financing statement or statements, appropriate under the Uniform Commercial Code in effect in New York, Florida or Delaware to reflect the transfer of the Receivables Assets from the Trustee to Funding Trust II and to protect Funding Trust II's interest in the Receivables Assets against all other Persons. During the term of this Agreement, the Trustee shall not change its name, identity or structure or relocate its chief executive office or principal place of business without first giving 60 days prior written notice to Funding Trust II and Financial Security Assurance Inc. (for so long as any policy issued Financial Security Assurance Inc. is in effect with respect to any securities issued by Funding Trust II or any trust of which Funding Trust II is depositor or transferor); provided, however, that

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Funding Trust II has no right or power to prohibit a change in the Trustee's name, identity or structure or, subject to the last sentence of this paragraph, a relocation of, its chief executive office. If any change in the Trustee's name, identity or structure or the relocation of its chief executive office or principal place of business would make any financing or continuation statement or notice of lien filed in connection with this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, Funding Trust II, shall after the effective date of such change, promptly file or cause to be filed such amendments as may be required to preserve and protect Funding Trust II's interest in the Receivables Assets.

            (b) On or prior to the Closing Date, the Trustee shall deliver to Funding Trust II or such other Person as Funding Trust II shall direct cash equal to all payments received on such Receivables on or after the Cut-off Date and on or before two Business days prior to the Closing Date. Within two Business Days after the Closing Date, the Trustee shall deliver to Funding Trust II or such other Person as Funding Trust II shall direct all other payments received on such Receivables on or after the Cut-off Date and on or before the Closing Date.

            2.3 No Recourse. The sale and purchase of Receivables and the other Receivables Assets under this Agreement shall be without recourse to the Trustee or the Master Trust.

            2.4 True Sales. The Trustee and Funding Trust II intend that the transactions contemplated hereby be true sales of the Receivables and other Receivables Assets by the Trustee to Funding Trust II providing Funding Trust II with the full benefits of ownership of the Receivables and other Receivables Assets free and clear of any liens, and neither the Trustee nor Funding Trust II intends the transactions contemplated hereby to be, or for any purpose to be characterized as, a loan from Funding Trust II to the Trustee. The Trustee shall reflect sales of the Receivables Assets hereunder on the books and records maintained by the Trustee with respect to the Master Trust as sales of assets, and shall treat such sales as sales for all purposes.

            2.5 Receipt of Payments after Closing Date. Funding Trust II shall be entitled to all payments received or receivable with respect to any Receivable sold and conveyed by the Trustee to Funding Trust II hereunder that are received on and after the Cut-off Date. If the Trustee knowingly receives any payment on a Receivable belonging to Funding Trust II, the Trustee promptly shall turn such payment over to Harris Trust and Savings Bank ("Harris Trust"), as trustee under the Pooling and Servicing Agreement, dated as of October 21, 1996 (the "Pooling and Servicing Agreement"), among National Financial Auto Funding Trust ("Funding Trust I"), NAFCO and Harris Trust.

                                   ARTICLE III

                                  MISCELLANEOUS

            3.1 Notices. All notices, demands and requests that may be given or that are



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required to be given hereunder shall be sent by United States certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses as follows:

            If to the Trustee:

                        Bankers Trust Company
                        Four Albany Street
                        New York, New York 10006

                        Attn: Corporate Trust and Agency Group -
                              Structured Finance
                        Telecopier No:  (212) 250-6439
                        Confirmation:   (212) 250-6652

            If to Funding Trust II:

                        National Financial Auto Funding Trust II
                        c/o Chase Manhattan Bank USA, N.A., as Trustee 1201 N. Market Street
                        Wilmington, Delaware 19801

                        Attn: Corporate Trust Administration Department Telecopier No.: (302) 575-5467
                        Confirmation:    (302) 428-3375

            If to Financial Security Assurance Inc.:

                        Financial Security Assurance Inc.
                        350 Park Avenue
                        New York, New York  10022

                        Re: NAFCO Auto Finance 1996-1 Trust, 6.33% Automobile Receivables-Backed Certificates

                        Attention: Surveillance Department
                        Telecopier No.:  (212) 339-3518
                                         (212) 339-3529
                        Confirmation:    (212) 826-0100


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            If to Harris Trust and Savings Bank:

                        Harris Trust and Savings Bank
                        311 West Monroe Street, 12th Floor
                        Chicago, Illinois  60606


                        Attention: Indenture Trust Division
                        Telecopier:    (312) 461-3525
                        Confirmation:  (312) 461-4662

            3.2 Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            3.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            3.4 Assignment. This Agreement may not be assigned by the Trustee or Funding Trust II except as contemplated by this Section; provided, however, that simultaneously with the execution and delivery of this Agreement, (i) Funding Trust II shall assign all of its right, title and interest hereunder to Funding Trust I pursuant to that certain Sale Agreement, dated as of October 21, 1996 between Funding Trust II and Funding Trust I, and (ii) Funding Trust I shall assign all of such right, title and interest to Harris Trust under the Pooling and Servicing Agreement, as provided in Section 2.01 of the Pooling and Servicing Agreement, to which the Trustee hereby expressly consents.

            3.5 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, Funding Trust I, and Harris Trust for the benefit of the Certificateholders and the Certificate Insurer, which shall be considered to be third-party beneficiaries of this Agreement and shall be entitled to rely upon and directly enforce the provisions of this Agreement. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder. The Certificate Insurer may disclaim any of its rights and powers under this Agreement upon delivery of a written note to the Trustee and Funding Trust II.

            3.6 No Petition. The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against Funding Trust II until one year and one day after the maturity of any securities issued pursuant to the Pooling and Servicing Agreement.

            3.7 Further Assurances. It is the Trustee's intention to convey its entire rights, title and interest in the Receivables Assets or other assets related thereto acquired from Funding Trust II pursuant to the Pooling and Administration Agreement.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                    NATIONAL FINANCIAL AUTO FUNDING
                                    TRUST II


                                    By: CHASE MANHATTAN BANK USA, N.A.
                                        not in its individual capacity but
                                        solely as Owner Trustee of the National
                                        Financial Auto Funding Trust II


                                    By:   ____________________________________
                                          Name:
                                          Title:


                                    NATIONAL FINANCIAL AUTO RECEIVABLES
                                    MASTER TRUST


                                    By:   BANKERS TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Trustee of National Financial Auto
                                          Receivables Master Trust



                                    By:   ____________________________________
                                          Name:
                                          Title:


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